As filed with the Securities and Exchange Commission on August 7, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	34-1505819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22901 Millcreek Blvd, Suite 600, Cleveland, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

NACCO Industries, Inc. Amended and Restated Non-Employee Directors’ Equity Compensation Plan (Full title of the plan)
John D. Neumann, Esq.
Senior Vice President, General Counsel and Secretary
NACCO Industries, Inc.
22901 Millcreek Blvd, Suite 600
Cleveland, Ohio 44122
(440) 229-5151
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	☒
Non-accelerated filer	Smaller reporting company	☒
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-217900) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 11, 2017 and the Registration Statement on Form S-8 (Registration No. 333-231315) filed by the Registrant with the Commission on May 9, 2019 and the Registration Statement on Form S-8 (Registration No. 333-256445) filed by the Registrant with the Commission on May 24, 2021 with respect to the shares of Class A Common Stock, par value $1.00 per share (“Class A Common Stock”), now being utilized under the Registrant’s Amended and Restated Non-Employee Directors' Equity Compensation Plan (effective May 14, 2025) (the “Plan”), including all attachments and exhibits thereto, with the contents of such prior registration statements amended and restated as provided for herein. The Plan is an amendment and restatement, effective May 14, 2025, of the Registrant’s Amended and Restated Non-Employee Directors' Equity Compensation Plan, itself previously amended and restated, for which the previously filed registration statements on Form S-8 identified above are effective. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 169,848 shares of Class A Common Stock under the Plan, such that when added to the remaining number of shares of Class A Common Stock previously registered under the Securities Act of 1933, as amended (the “Securities Act”) equals as of May 14, 2025 a total of 200,000 shares of Class A Common Stock registered under the Securities Act and available for issuance under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents filed with Commission by the Registrant pursuant to the Exchange Act are hereby incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (Commission File No. 001-09172), filed with the Commission on March 5, 2025;
(b)The Registrant’s Quarterly Report on Form 10-Q (Commission File No. 001-09172), filed with the Commission on April 30, 2025 for the quarter ended March 31, 2025 and August 6, 2025 for the quarter ended June 30, 2025;

(c)The Registrant’s Current Reports on Form 8-K (Commission File No. 001-09172), filed with the Commission on February 20, 2025, March 5, 2025, April 9, 2025, April 28, 2025, April 30, 2025, May 15, 2025, May 19, 2025, June 2, 2025 and August 6, 2025; and

(d)The description of the Registrant’s Class A Common Stock contained in Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-09172), as filed with the Commission on March 4, 2020, and any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File Number 1-9172.

4.2
Amended and Restated Bylaws of the Registrant are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 18, 2014, Commission File Number 1-9172.

4.3
Amended and Restated Stockholders’ Agreement, dated as of September 29, 2017, amongst the signatories thereto, NACCO Industries, Inc., as depository, and NACCO Industries, Inc. is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on October 5, 2017, Commission File Number 1-9172.

4.4
Amendment to Amended and Restated Stockholders’ Agreement, dated as of February 14, 2019, amongst the signatories thereto, NACCO Industries, Inc., as depository, and NACCO Industries, Inc. is incorporated herein by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 10-K, filed on March 6, 2019, Commission File Number 1-9172.

4.5
Second Amendment to Amended and Restated Stockholders' Agreement, dated as of February 12, 2021, by and among the Depository, NACCO Industries, Inc., the new Participating Stockholders identified on the signature pages thereto and the Participating Stockholders under the Amended and Restated Stockholders' Agreement, dated as of September 29, 2017, as amended, is incorporated by reference to Exhibit 99.60 of the Company's General statement of acquisition of beneficial ownership on Form SC 13D, filed on February 12, 2021, Commission File Number 1-9172.

4.6
Third Amendment to Amended and Restated Stockholders' Agreement, dated as of February 11, 2022, by and among the Depository, NACCO Industries, Inc., the new Participating Stockholders identified on the signature pages thereto and the Participating Stockholders under the Amended and Restated Stockholders' Agreement, dated as of September 29, 2017, as amended, is incorporated by reference to Exhibit 99.62 of the Company's General statement of acquisition of beneficial ownership on Form SC 13D, filed on February 11, 2022, Commission File Number 1-9172.

4.7
Fourth Amendment to Amended and Restated Stockholders' Agreement, dated as of February 10, 2023, by and among the Depository, NACCO Industries, Inc., the new Participating Stockholders identified on the signature pages thereto and the Participating Stockholders under the Amended and Restated Stockholders' Agreement, dated as of September 29, 2017, as amended, is incorporated by reference to Exhibit 99.67 of the Company's General statement of acquisition of beneficial ownership on Form SC 13D, filed on February 10, 2023, Commission File Number 1-9172.

4.8

Fifth Amendment to Amended and Restated Stockholders' Agreement, dated as of February 9, 2024, by and among the Depository, NACCO Industries, Inc., the new Participating Stockholders identified on the signature pages thereto and the Participating Stockholders under the Amended and Restated Stockholders' Agreement, dated as of September 29, 2017, as amended, is incorporated by reference to Exhibit 99.69 of the Company's General statement of acquisition of beneficial ownership on Form SC 13D, filed on February 12, 2024, Commission File Number 1-9172

4.9
NACCO Industries, Inc. Amended and Restated Non-Employee Directors' Equity Compensation Plan (effective May 14, 2025), is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 19, 2025, Commission File Number 1-9172.

23.1	Consent of Ernst & Young LLP.

24.1	Power of Attorney.

107	Filing Fee Table.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 7, 2025.
NACCO INDUSTRIES, INC.
By: /s/ Sarah E. Fry
Sarah E. Fry, Esq.
Vice President, Associate General Counsel & Assistant Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

*
Dated: August 7, 2025	J.C. Butler, Jr. President, Chief Executive Officer and Director (Principal Financial Officer)
*
Dated: August 7, 2025	Elizabeth I. Loveman Senior Vice President and Controller (Principal Financial and Accounting Officer)
*
Dated: August 7, 2025	John S. Dalrymple Director
*
Dated: August 7, 2025	John P. Jumper Director
*
Dated: August 7, 2025	Dennis W. LaBarre Director
*
Dated: August 7, 2025	W. Paul McDonald Director
*
Dated: August 7, 2025	Michael S. Miller Director
*
Dated: August 7, 2025	Alfred M. Rankin, Jr. Director
*
Dated: August 7, 2025	Matthew M. Rankin Director
*
Dated: August 7, 2025	Roger F. Rankin Director
*
Dated: August 7, 2025	Valerie Gentile Sachs Director
*
Dated: August 7, 2025	Robert S. Shapard Director
*
Dated: August 7, 2025	Britton T. Taplin Director
*    This Registration Statement has been signed on behalf of the above officers and directors by Sarah E. Fry, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

By:	/s/ Sarah E. Fry
Dated: August 7, 2025	Sarah E. Fry, Esq. Attorney-in-fact